EXHIBIT 24

POWER OF ATTORNEY
(Form S-8 1997 Deferred Compensation Plan)
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and/or directors whose signature appears below constitutes and appoints James T. McManus, II and Charles W. Porter, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign a registration statement of Energen Corporation (the “Company”) on Form S-8 relating to the registration of an additional $5,000,000 of deferred compensation obligations and Common Stock, par value $0.01 per share, of the Company for issuance under the Energen Corporation 1997 Deferred Compensation Plan, including all amendments and post-effective amendments to such registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and with any state securities commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Dated as of the 16th day of June, 2016.

/s/ J.T. McManus, II	/s/ Charles W. Porter, Jr.
James T. McManus, II	Charles W. Porter, Jr.
Chairman, CEO, President, and Director	Vice President, CFO, and Treasurer
(Principal Executive Officer)	(Principal Financial Officer)

/s/ Russell E. Lynch, Jr.	/s/ Kenneth W. Dewey
Russell E. Lynch, Jr.	Kenneth W. Dewey
Vice President and Controller	Director
(Principal Accounting Officer)

/s/ T. Michael Goodrich	/s/ M. James Gorrie
T. Michael Goodrich	M. James Gorrie
Director	Director

/s/ Jay Grinney	/s/ William G. Hargett
Jay Grinney	William G. Hargett
Director	Director

/s/ Francel Powell Hawes	/s/ Alan A. Kleier
Frances Powell Hawes	Alan A. Kleier
Director	Director

/s/ Stephen A. Snider
Stephen A. Snider
Director